UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 5, 2020
________________________________________________________________________
CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2020 Short-Term Incentive Plan
On February 5, 2020, the Board of Directors (the “Board”) of CURO Group Holdings Corp. (the “Company”) approved the 2020 Short-Term Incentive Plan (the “2020 STIP”) for participation by key employees, including our named executive officers. Under the 2020 STIP, participants will be eligible to earn a cash bonus in an amount based upon a targeted percentage of the participant’s base salary. A participant’s cash bonus will be earned based solely upon the achievement of two specified Company performance objectives: risk adjusted revenue (50%) and adjusted pre-tax income (50%).
For the portion attributable to the risk adjusted revenue objective, a participant will be eligible to earn 50% of target bonus if the Company achieves 95% of the risk adjusted revenue objective and up to 150% of target bonus if the Company achieves 105% or more of the risk adjusted revenue objective. The amount of cash bonus earned based upon the Company achieving between 95% and 105% of the risk adjusted revenue objective will be calculated on a pro-rata basis.
For the portion attributable to the adjusted pre-tax income objective, a participant will be eligible to earn 50% of target bonus if the Company achieves 90% of the adjusted pre-tax income objective and up to 150% of target bonus if the Company achieves 110% or more of the adjusted pre-tax income objective. The amount of cash bonus earned based upon the Company achieving between 90% and 110% of the adjusted pre-tax income objective will be calculated on a pro-rata basis.
A participant must be employed by the Company for the entire performance period to be eligible to receive a cash bonus under the 2020 STIP, except as otherwise provided in an employment agreement between the participant and the Company.
2020 Long-Term Incentive Program
On January 30, 2020, the Company’s Board also approved the 2020 Long-Term Incentive Program (the “2020 LTIP”) for participation by identified key employees of the Company, including our named executive officers. Under the 2020 LTIP, participants will be granted restricted stock units pursuant to the Company’s stockholder-approved 2017 Incentive Plan in an amount based upon a targeted percentage of the participant’s base salary.
For named executive officers and other senior officers, (a) one-half of the restricted stock units will be subject to time-based vesting in equal installments on the first, second and third anniversary dates of the day immediately prior to grant date (provided that the participant has not experienced a termination of employment with the Company as of the applicable vesting date) and (b) one-half of the restricted stock units will be subject to performance-based vesting. For other key personnel, 100% of the restricted stock units will be subject to time-based vesting on the same schedule noted above.

The Company performance objective for those restricted stock units subject to performance-based vesting will be relative total shareholder return (“TSR”). The Company’s three-year TSR for the period January 1, 2020 through December 31, 2022 will be measured against the TSR of the Company’s defined peer group for the same period. The RSUs will be earned and will vest based on the percentile achievement as outlined in the table below, provided that the participant has not experienced a termination of employment with the Company prior to conclusion of the measurement period. Payouts for achievement between threshold, target, and maximum performance levels are linearly interpolated.

Company Relative TSR	% of Target Achievement	Shares Earned as % of Target Achievement
Maximum - 67th percentile	133%	125%
> 50th percentile to 67th percentile	100.1% to 132.9%	100% plus a number of shares calculated on a pro rata basis (based on the amount by which Relative TSR exceeds 100% of Target Relative TSR)
Target - 50th percentile	100%	100%
> 33rd percentile to 49th percentile	67.1% to 99.9%	% plus a number of shares calculated on a pro rata basis (based on the amount by which Relative TSR exceeds 67% of Target Relative TSR)
Threshold - 33rd percentile	67%	75%
< 33rd percentile	Less than 67%	None
A form of notice and award agreement for the 2020 STIP is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference. Forms of restricted stock unit grant notices and award agreements for the 2020 LTIP are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

ITEM 9.01     Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
10.1	Form of Notice and Award Agreement - 2020 STIP
10.2	Restricted Stock Unit Grant Note - 2020 LTIP (time-based and performance-based vesting)
10.3	Restricted Stock Unit Grant Note - 2020 LTIP (time-based vesting) (US)
10.4	Restricted Stock Unit Grant Note - 2020 LTIP (time-based vesting) (non-US)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of February, 2020.

CURO Group Holdings Corp.
By: /s/ Roger Dean______
Roger Dean
Executive Vice President and Chief Financial Officer